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                                                                   EXHIBIT 10.10


                                NETLIBRARY, INC.



                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT



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                                TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----

1.       AGREEMENT TO SELL AND PURCHASE.......................................................................1
         1.1      Authorization of the Shares.................................................................1
         1.2      Sale and Purchase...........................................................................1
         1.3      Use of Proceeds.............................................................................2

2.       CLOSING, DELIVERY AND PAYMENT........................................................................2
         2.1      Closing  ...................................................................................2
         2.2      Delivery ...................................................................................2

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................2
         3.1      Organization, Good Standing and Qualification...............................................2
         3.2      Subsidiaries................................................................................2
         3.3      Capitalization..............................................................................3
         3.4      Authorization; Binding Obligations..........................................................3
         3.5      Financial Statements........................................................................4
         3.6      Liabilities.................................................................................4
         3.7      Agreements; Action..........................................................................5
         3.8      Obligations to Related Parties..............................................................7
         3.9      Changes  ...................................................................................7
         3.10     Title to Properties and Assets; Liens, etc. ................................................9
         3.11     Intellectual Property.......................................................................9
         3.12     Compliance with Other Instruments..........................................................10
         3.13     Litigation.................................................................................11
         3.14     Tax Returns and Payments...................................................................11
         3.15     Employees..................................................................................12
         3.16     Proprietary Information and Inventions Agreements..........................................13
         3.17     Obligations of Management..................................................................13
         3.18     Registration Rights........................................................................13
         3.19     Compliance with Laws; Permits..............................................................13
         3.20     Offering Valid.............................................................................13
         3.21     Full Disclosure............................................................................14
         3.22     [Reserved] ................................................................................14
         3.23     Minute Books...............................................................................14
         3.24     Real Property Holding Corporation..........................................................14
         3.25     Insurance..................................................................................14
         3.26     Brokerage..................................................................................15
         3.27     ERISA .....................................................................................15
         3.28     Environmental and Safety Laws..............................................................15
         3.29     Year 2000 Compliance.......................................................................16

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
4.       REPRESENTATIONS AND WARRANTIES AND COVENANT
         OF THE FOUNDERS.....................................................................................16
         4.1      Obligations of Founders....................................................................16
         4.2      Title to Assets............................................................................16
         4.3      Conflicting Agreements.....................................................................17
         4.4      Litigation.................................................................................17

5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS....................................................17
         5.1      Requisite Power and Authority..............................................................17
         5.2      Investment Representations.................................................................17
         5.3      Transfer Restrictions......................................................................19

6.       CONDITIONS TO CLOSING...............................................................................19
         6.1      Conditions to Purchasers' Obligations at the Closing.......................................19
         6.2      Conditions to Obligations of the Company...................................................21

7.       MISCELLANEOUS.......................................................................................21
         7.1      Governing Law..............................................................................21
         7.2      Survival ..................................................................................21
         7.3      Successors and Assigns.....................................................................22
         7.4      Entire Agreement...........................................................................22
         7.5      Severability...............................................................................22
         7.6      Amendment and Waiver.......................................................................22
         7.7      Remedies; Delays or Omissions..............................................................22
         7.8      Notices....................................................................................23
         7.9      Expenses ..................................................................................23
         7.10     Attorneys' Fees [Intentionally Omitted] ...................................................23
         7.11     Titles and Subtitles.......................................................................23
         7.12     Counterparts...............................................................................23
         7.13     Broker's Fees..............................................................................23
         7.14     Exculpation among Purchasers...............................................................24
         7.15     Pronouns ..................................................................................24
         7.16     No Strict Construction.....................................................................24

EXHIBIT A  -  SCHEDULE OF PURCHASERS
EXHIBIT B  -  THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
EXHIBIT C  -  SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
EXHIBIT D  -  SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
EXHIBIT E  -  LATEST BALANCE SHEET
EXHIBIT F  -  PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

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                                NETLIBRARY, INC.
                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of October 8, 1999, by and among NETLIBRARY, INC., a Delaware corporation (the "Company"), F. Clark Ellis, Henry Vellandi, and Timothy R. Schiewe (collectively, the "Founders" and each individually a "Founder") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                    RECITALS

WHEREAS, the Company has authorized the sale and issuance of an aggregate of FIVE MILLION EIGHT HUNDRED THOUSAND (5,800,000) shares, $.001 par value per share, of its Series C Preferred Stock (the "Shares");

WHEREAS, Purchasers desire to purchase the Shares from the Company on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.   AGREEMENT TO SELL AND PURCHASE.

     1.1. AUTHORIZATION OF THE SHARES. On or prior to the Closing (as defined in
Section 2 below), the Company shall have authorized (a) the sale and issuance to Purchasers of the Shares and (b) the issuance of such shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Third Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit B (the "Restated Certificate").

     1.2. SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of $12.613 per share.

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     1.3 USE OF PROCEEDS. Proceeds from the sale of the Shares shall be used to acquire and convert publisher content into the Company's electronic book format, to expand the Company's existing institutional and consumer businesses, and to launch a comprehensive branding effort.

2.   CLOSING, DELIVERY AND PAYMENT.

     2.1. CLOSING. The closing of the sale and purchase of the Shares under this Agreement (each, a "Closing") shall take place at an initial closing on or about October 8, 1999 and on one or more later dates at the offices of the Company or at such other time or place as the Company and Purchasers may mutually agree. The date on which a Closing occurs is referred to as the "Closing Date."

     2.2. DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, registered in such Purchaser's or its nominee's name, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth on the Schedule of Exceptions (which shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs in this Section 3) delivered by the Company to the Purchasers at the Closing, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as follows:

     3.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Second Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit C (the "Investors' Rights Agreement"), the Second Amended and Restated Stockholders Agreement in the form attached hereto as Exhibit D (the "Stockholders Agreement") and any other agreements contemplated hereby or thereby (the Investors' Rights Agreement and the Stockholders Agreement are collectively referred to as the "Related Agreements"), to issue and sell the Shares and to issue the Conversion Shares and to carry out the provisions of this Agreement, the Related Agreements and the Restated Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

     3.2. SUBSIDIARIES. The Company does not own or hold any rights to acquire any interest in any other corporation, limited partnership, limited liability company or

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other entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

     3.3. CAPITALIZATION. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (a) thirty-five million (35,000,000) shares of Common Stock, par value $.001 per share, three million eight hundred twenty-five thousand twelve (3,825,012) shares of which are issued and outstanding and one million seven hundred seventy-six thousand six hundred fifty-four (1,776,654) shares of which are reserved for future issuance to employees pursuant to the Company's Stock Option Plan, (b) five million two hundred fifty thousand (5,250,000) shares of the Company's Series A Preferred Stock, par value $.001 per share (the "Series A Stock"), five million two hundred twenty-five thousand (5,225,000) of which are issued and outstanding and
(c) six million eight hundred fifty-five thousand (6,855,000) shares of the Company's Series B Preferred Stock, par value $.001 per share (the "Series B Stock"), six million eight hundred twenty-eight thousand one hundred seventy-six (6,828,176) shares of which are issued and outstanding and five million eight hundred thousand (5,800,000) shares of the Company's Series C Preferred Stock, par value $.001 per share (the "Series C Stock"), none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock, Series A Stock, and Series B Stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Certificate. Each of the Series A Stock, the Series B Stock and the Series C Stock is convertible into Common Stock initially on a one-for-one basis. The Conversion Shares have been duly and validly reserved for issuance. Except as set forth on Schedule 3.3, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind, written or oral, for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding solely as the result of any merger, consolidated sale of stock or assets, change in control or other similar transaction by the Company. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to the Restated Certificate.

     3.4. AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the

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authorization and execution of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Certificate has been taken or will be taken prior to the Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights;
(b) general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions in Section 2.9 of the Investors' Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     3.5. FINANCIAL STATEMENTS. The Company has delivered to each Purchaser the following financial statements:

          (a) the audited balance sheet of the Company as of March 31, 1999 (the "Year-End Balance Sheet") and the related statements of income and cash flows (or the equivalent) for the period then ended; and

          (b) the unaudited balance sheet (the "Latest Balance Sheet," of the Company as of August 31, 1999 (the "Statement Date") and together with the Year-End Balance Sheet, the "Financial Statements") and the related statements of income and cash flows (or the equivalent) for the five-month period then ended, a copy of which is attached hereto as Exhibit E.

The Financial Statements, together with the notes thereto, if any, are complete and correct in all material respects, are in accordance with the books and records of the Company, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of the dates and for the periods set forth therein.

     3.6. LIABILITIES. Except as set forth in Schedule 3.6, the Company has no material liabilities not disclosed in the Latest Balance Sheet, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

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     3.7. AGREEMENTS; ACTION.

          (a) Except for the transaction described in Section 4.2, and except as set forth in Schedule 3.7(a), the agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements or understandings, written or oral, or proposed transactions between the Company and any of its current or former officers, directors, employees, consultants or stockholders, Affiliates of the Company or any Affiliate thereof, nor do any of such individuals or entities have any material interest in any material property owned or used by the Company. As used in this Agreement, the term "Affiliate" means, as to any Person, a Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; and the term "Person" means any natural person or any corporation, association, partnership, limited partnership, limited liability company, firm or other entity.

          (b) Except as expressly contemplated by this Agreement or as set forth on Schedule 3.7(b), Schedule 3.15 or Schedule 3.27, the Company is not a party to or bound by any written or oral:

                  (1) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                  (2) contract under which the Company has advanced or loaned any other Person amounts in the aggregate exceeding $50,000;

                  (3) agreement or indenture relating to borrowed money or other indebtedness or the mortgaging, pledging or otherwise placing a lien, encumbrance or charge of any kind on any material asset or material group of assets of the Company;

                  (4) guarantee or suretyship of, or similar arrangement with respect to, of any obligation;

                  (5) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party;

                  (6) lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

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                  (7) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $50,000, other than contracts entered into in the ordinary course of business;

                  (8) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property) (as defined in Section 3.11);

                  (9) warranty agreement with respect to its services rendered or its products sold or leased except for agreements entered into in the ordinary course of business;

                  (10) sales, distribution or franchise agreement except for agreements entered into in the ordinary course of business;

                  (11) agreement with a term of more than six (6) months which is not terminable by the Company upon less than thirty (30) days notice without penalty, other than contracts entered into in the ordinary course of business;

                  (12) contract or agreement prohibiting or restricting it from freely engaging in any business or competing anywhere in the world;

                  (13) contract for the acquisition, whether by purchase, exchange, merger, reorganization, consolidation or otherwise, for the acquisition of all or substantially all of the assets of any other Person, or for the acquisition by any other person of all or any substantial portion of the assets of the Company; or; or

                  (14) any other agreement which is material to its operations and business prospects.

          (c) All of the contracts, agreements and instruments set forth on
Schedule 3.7(b), Schedule 3.15 or Schedule 3.27 are valid, binding and enforceable in accordance with their respective terms, and the Company has delivered true and complete copies of each such contract, agreement or instrument to each Purchaser who has requested a copy in writing. The Company has performed all material obligations required to be performed by it and is not in material default under or in material breach of or in receipt of any claim of material default or material breach under any contract, agreement or instrument to which the Company is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a material default, material breach or event of material noncompliance by the Company under any contract, agreement or instrument to which the Company is subject; the Company has no present expectation or intention of not fully performing all such obligations; the Company has no knowledge of any material breach or anticipated material breach by any other party to

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contract, agreement, instrument or commitment to which it is a party; and the
Company is not a party to any materially adverse contract or commitment.

          (d) Except as set forth in Schedule 3.7(d), the Company has not (1) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (2) incurred any indebtedness for money borrowed or any other liabilities (other than obligations incurred in the ordinary course of business or as disclosed in the Latest Balance Sheet, individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $200,000 in the aggregate), (3) made any loans or advances to any Person in excess of $1,000, other than ordinary advances for travel expenses, or (4) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (e) For the purposes of subsections (b) and (d) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person or entity (including Persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

     3.8. OBLIGATIONS TO RELATED PARTIES. Except as set forth in Schedule 3.8, there are no obligations of the Company to current or former officers, directors, stockholders, employees or consultants of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under the Company's 1998 Stock Option Plan, as amended, approved by the Board of Directors of the Company (the "Board")). No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such Person's employment by or ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

     3.9. CHANGES. Except as set forth in Schedule 3.9, since the Statement Date, there has not been:

          (a) Any change in the assets, liabilities, financial condition, operations, business prospects, employee relations or customer or supplier relations of the Company from that reflected in the Latest Balance Sheet, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, operations, business prospects, employee relations or customer or supplier relations of the Company;

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          (b) Any resignation or termination of any key officers of the Company;
and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

          (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

          (e) Any waiver by the Company of a valuable right or of a material debt or other obligation owed to it;

          (f) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

          (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (h) Any redemption, repurchase, declaration or payment of any dividend or other distribution of the assets of the Company other than pursuant to agreements which have been approved by the Board and which permit the Company to repurchase shares of capital stock of the Company upon termination of services to the Company or in exercise of the Company's right of first refusal upon a proposed transfer;

          (i) Any labor organization activity;

          (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

          (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets or any material tangible assets;

          (l) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company; or

          (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected or reasonably could be expected to materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. For purposes of this subsection (m),

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a material and adverse effect shall only be deemed to occur if its monetary impact exceeds, or with the passage of time, will exceed $100,000.

     3.10. TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. Except as set forth in
Schedule 3.10 and subject to Schedule 3.11, the Company has good and marketable title to its properties and assets, including without limitation, the properties and assets reflected in the Latest Balance Sheet, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those attributable to purchase money security interests or equipment leases and similar financings disclosed on the Schedule of Exceptions. All facilities, equipment, fixtures and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

     3.11. INTELLECTUAL PROPERTY.

           (a) The attached Schedule 3.11 contains a complete and accurate list of all (a) material patented or registered Intellectual Property (as hereinafter defined) owned or used by the Company, (b) material pending patent applications and applications for registrations of other Intellectual Property filed by the Company, (c) material unregistered trade names and corporate names owned or used by the Company and (d) material unregistered trademarks, service marks, copyrights, and proprietary computer software owned or used by the Company, in each case which are material to the financial condition, operating results, assets, operations or business prospects of the Company. Schedule 3.11 also contains a complete and accurate list of all licenses and other rights granted by the Company to any third party with respect to any material Intellectual Property and all licenses and other rights granted by any third party to the Company with respect to any material Intellectual Property in each case (excluding grants of rights to library and membership customers and grants of rights to create and distribute electronic versions of books, other publications and other works, and excluding "off-the-shelf" programs or products) identifying the subject Intellectual Property. To the best of the Company's knowledge, there is no threatened or reasonably foreseeable loss or expiration of any Intellectual Property or related group of Intellectual Property owned or used by the Company that would have a material adverse effect on the Company. The Company has taken such commercially reasonably necessary, appropriate and desirable actions as it believes appropriate to maintain and protect the Intellectual Property which it owns. "Intellectual Property" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) computer software, data, data bases and documentation thereof,

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(v) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), and (vi) domain name registrations owned by the Company.

           (b) Except as set forth in Schedule 3.11, the Company owns or possesses sufficient legal rights to all Intellectual Property necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. Except as set forth on Schedule 3.11, there are no outstanding options, licenses or agreements of any kind relating to the Company's Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity, other than licenses or agreements arising from the purchase of "off the shelf" or standard programs or products. Except as set forth on
Schedule 3.11, the Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, and the Company has no knowledge of any material violation by any third parties of any of the Company's Intellectual Property Rights. The Company has no knowledge that it is infringing upon the Intellectual Property rights of any third party. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any officer of the Company having a title of at least Executive Vice President is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or its predecessor, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

     3.12. COMPLIANCE WITH OTHER INSTRUMENTS. Except as set forth in Schedule 3.12, (i) the Company is not in violation or default of any term of its Restated Certificate or Bylaws, and (ii) the Company is not in violation of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Certificate, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     3.13. LITIGATION. Except as set forth in Schedule 3.13, there is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company or with respect to its businesses or proposed business activities or that questions the validity of this Agreement, or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or any other Person or entity, or their obligations under any agreements with any prior employer or any other Person or entity. The Company is not a party or subject to any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     3.14. TAX RETURNS AND PAYMENTS.

           (a) Except as set forth on Schedule 3.14, the Company has filed all Tax Returns which it is required to file under applicable laws and regulations; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company in all material respects has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; the Company has not waived any statute of limitations with respect to any material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company if its current tax year was treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company has not incurred any material liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company is not expected to exceed the recorded liability therefor on the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted, or to the Company's knowledge, threatened, with respect to the Company, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and there are no material unresolved questions or claims concerning the Company's Tax liability.

           (b) The Company has not made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "IRC"). The Company is not a party to any tax sharing or similar agreement. The Company has disclosed on its federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC Section 6662(d)(2)(B)(i)) did not exist at the time the return was filed. The Company has not made any payments, is not obligated to make payments, and is not a party to any agreement that could obligate it to make any payments that would not be deductible under IRC Section 280G.

           (c) "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

     3.15. EMPLOYEES. Except as set forth in Schedule 3.15, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee or consultant compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge, the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

     3.16. PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each former and current employee, officer and consultant of the Company and each former and current employee of the predecessors to the Company who has participated in the development of the Company's technology has executed a Proprietary Information and Inventions Agreement substantially in the form(s) of Exhibit F attached hereto. No current employee, officer or consultant of the Company has excluded works or inventions that are material to the business of the Company and that were made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Proprietary Information and Inventions Agreement.

     3.17. OBLIGATIONS OF MANAGEMENT. Except as set forth in Schedule 3.17, each officer of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full time at the Company in the future.

     3.18. REGISTRATION RIGHTS. Except as required pursuant to the Investors' Rights Agreement or as set forth in Schedule 3.18, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investors' Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

     3.19. COMPLIANCE WITH LAWS; PERMITS. The Company is not in violation in any material respect of any applicable statute, rule, regulation, order, judgment, ordinance or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. Except as set forth on Schedule 3.19, no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, the Related Agreements and the issuance of the Shares or the Conversion Shares. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

     3.20. OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any Person or Persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

     3.21. FULL DISCLOSURE. This Agreement, the Exhibits hereto, the Related Agreements and all other documents delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Notwithstanding the foregoing, the Operating Plan dated September 1999 (a copy of which has been given to all Purchasers who have requested a copy), as it may be amended or updated and approved by the Board from time to time (the "Business Plan") was prepared by the management of the Company in a good faith effort to describe the Company's presently proposed business and products and the markets therefor. The assumptions applied in preparing the Business Plan appeared reasonable to management as of the date thereof and the Company is not aware of any facts or circumstances that, in the aggregate, materially affect the Company's ability to conduct its business in accordance with the Business Plan; however, there is no assurance that these assumptions will prove to be valid or that the objectives set forth in the Business Plan will be achieved. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in this Agreement, the Exhibits hereto, the Related Agreements or in other documents delivered to any of the Purchasers or their attorneys or agents who have requested such documents in connection herewith.

     3.22. [RESERVED]

     3.23. MINUTE BOOKS. The copy of the minute books of the Company provided to the Purchasers requesting them contains a complete summary of all meetings of directors and stockholders since the time of the Company's incorporation, except for the August 1999 meeting for which final minutes have not yet been prepared.

     3.24. REAL PROPERTY HOLDING CORPORATION. The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

     3.25. INSURANCE. The attached Schedule 3.25 contains a description of each insurance policy maintained by the Company with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. The Company is not in default with respect to its obligations under any insurance policy maintained by it, and the Company has not been denied insurance coverage. The insurance coverage of the Company is customary for corporations of similar size engaged in similar lines of business. The Company does not have any self-insurance or co-insurance programs.

     3.26. BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement entered into by or binding upon the Company. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

     3.27. ERISA.

           (a) The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multi-employer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

           (b) The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current, retired, terminated or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

           (c) The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

           (d) Except as set forth on Schedule 3.27, the Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

           (e) Except as set forth on Schedule 3.27, the Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated.

           (f) For purposes of this Section 3.27, the term "Company" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

     3.28. ENVIRONMENTAL AND SAFETY LAWS. The Company is not in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. The operations of the Company do not involve any asbestos, urea-formaldehyde foamed-in-place insulation, polychlorinated biphenyls ("PCBs") or any other hazardous substances or materials including, but not limited to, hazardous substances or materials under the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act or any other federal, state or local statute, regulation, code or ordinance.

     3.29. YEAR 2000 COMPLIANCE. None of the computer software, computer firmware, computer hardware (whether general or special purposes) or other similar or related items of automated, computerized or software systems that are used or relied on directly by the Company in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (a) date-related data from, into and between the twentieth and twenty-first centuries or (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries ("Year 2000 Compliance"), in each instance in such a manner as to cause material adverse harm to the Company and the Company will not be required to incur any further material expense in order to become Year 2000 Compliant. The Company will not be subject to any material liability or claims by its customers or employees due to its failure to be Year 2000 Compliant. The Company has developed reasonable contingency plans to deal with the possibility that some of its customers and suppliers may not be Year 2000 Compliant.

     4.    REPRESENTATIONS AND WARRANTIES AND COVENANT OF THE FOUNDERS.

Each Founder hereby represents and warrants to the Company and to the Purchasers as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company and the Purchasers set forth in this Agreement):

     4.1. OBLIGATIONS OF FOUNDERS. Each Founder is currently devoting substantially all of his business time to the Company. Each Founder hereby covenants and agrees that he will continue to devote substantially all of his business time to the Company for so long as he is employed by the Company.

     4.2. TITLE TO ASSETS. The Founders, together with InfoMaster and InfoMaster CD-ROM, LLC ("InfoMaster LLC"), have directly or indirectly conveyed to the Company each of their entire interests in all of the assets, rights, agreements and other proprietary rights, whether tangible or intangible, including without limitation interests in technology and other intellectual property rights, that are necessary to conduct the Company's business as proposed to be conducted in the Business Plan, other than the rights described in the Preincorporation Agreement and Contribution Agreement, dated as of August 1, 1998 (the "Contribution Agreement") and other than a license to the Folio search engine, which has been retained by InfoMaster.

     4.3 CONFLICTING AGREEMENTS. Such Founder is not, as a result of the nature of the business conducted or proposed to be conducted by the Company or for any other reason, in violation of (i) any fiduciary or confidential relationship,
(ii) any term of any contract or covenant (either with the Company or with another Person) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation, or
(iii) any other contract or agreement, or any judgment, decree or order of any court or administrative agency relating to or affecting the right of such Founder to be employed by the Company. No such relationship, term, contract, agreement, judgment, decree or order conflicts with such such Founder's obligations to promote the interests of the Company nor does the execution and delivery of this Agreement, nor the carrying on by such Founder of the Company's business as an officer or key employee of the Company, conflict with any such relationship, term, contract, agreement, judgment, decree or order.

     4.4 LITIGATION. Except as set forth in Schedule 3.13, there is no action, suit or proceeding, or governmental inquiry or investigation, pending or, to the best of such Founder's knowledge, threatened against such Founder and relating to the business of the Company.

5.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company or the Founders set forth in this Agreement):

     5.1. REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements to which Purchaser is a signatory and to carry out their provisions. All corporate or partnership actions on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investors' Rights Agreement may be limited by applicable laws.

     5.2. INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

           (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

           (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

           (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

           (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

           (e) COMPANY INFORMATION. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

           (f) RULE 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

           (g) RESIDENCE. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on Exhibit A; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on Exhibit A.

     5.3. TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investors' Rights Agreement.

6.   CONDITIONS TO CLOSING.

     6.1. CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. The obligations of each Purchaser to purchase the Shares at the Closing is subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

           (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 and made by the Founders in Section 4 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company and the Founders shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing; provided that, for purposes of this
Section 6.1(a), those representations and warranties that are qualified by references to "material" or "material adverse change" or "material adverse effect" shall retain those qualifications but otherwise shall be true and correct in all respects.

           (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

           (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing as agreed upon by Purchaser in writing).

           (d) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware and be in full force and effect as of the Closing Date.

           (e) CORPORATE DOCUMENTS. The Company shall have delivered to Purchaser or its counsel if requested by Purchaser, copies of the current Bylaws of the Company, as amended, the resolutions of the Company's Board of Directors authorizing the issuance and sale of the Shares, a certificate of good standing of the Company, and such other corporate documents of the Company as Purchaser shall reasonably request.

           (f) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

           (g) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchaser a Compliance Certificate, executed by the President of the Company, dated as of the Closing Date, to the effect that the conditions specified in subsections (a), (c), (d), (e), (f), (j) and (m) of this Section 6.1 have been satisfied.

           (h) INVESTORS' RIGHTS AGREEMENT. A Second Amended and Restated Investors' Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the parties thereto.

           (i) STOCKHOLDERS AGREEMENT. A Second Amended and Restated Stockholders Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the parties thereto.

           (j) BOARD OF DIRECTORS. The authorized size of the Board shall consist of seven (7) members, and such Board shall initially consist of Pete Estler (outside director designated by the holders of Common Stock), Ralph Sorenson (outside director designated by the holders of the Series C Stock), Tom Washing (designee of Sequel Limited Partnership), Scott Carpenter (designee of Anschutz Family Investment Company), Robert Finzi (designee of DLJ Capital Corp., DLJ ESC II, L.P., Sprout Capital VIII, L.P. and Sprout Venture Capital, L.P. (collectively, "The Sprout Group")) and Tim Schiewe (Chief Executive Officer).

           (k) LEGAL OPINION. The Purchaser shall have received from legal counsel to the Company an opinion addressed to them, dated as of each Closing Date, in a form reasonably acceptable to Purchasers.

           (l) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser and its special counsel, and Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

           (m) AMENDMENT OF STOCK OPTION PLAN. The Company shall have amended its Stock Option Plan to provide for the issuance of an additional 2,000,000 shares of Common Stock thereunder (for a total of 4,446,666 shares).

           (n) MINIMUM INVESTMENT. As to the initial closing described in
Section 2.1, the Company shall have received all required closing documents from

Purchasers representing the purchase of Shares with a total purchase price of at least $55 million.

     6.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

           (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made in Section 4 hereof by those Purchasers acquiring Shares shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

           (b) PERFORMANCE OF OBLIGATIONS. Each Purchaser participating in the Closing shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchaser on or before the Closing.

           (c) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware and be in full force and effect as of the Closing.

           (d) INVESTORS' RIGHTS AGREEMENT. A Second Amended and Restated Investors' Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the Purchasers participating in the Closing.

           (e) STOCKHOLDERS AGREEMENT. A Second Amended and Restated Stockholders Agreement substantially in the form attached hereto as Exhibit D shall have been executed and delivered by the parties thereto.

           (f) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or required for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as may be properly obtained subsequent to the Closing as agreed upon by Purchasers).

7.   MISCELLANEOUS.

     7.1. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Colorado or any other jurisdiction), that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     7.2. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     7.3. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Shares from time to time.

     7.4. ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     7.5. SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.6. AMENDMENT AND WAIVER.

          (a) Following the Closing, this Agreement may be amended or modified only upon the written consent of the Company and holders of at least two-thirds (2/3) of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

          (b) Following the Closing, the obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least two-thirds (2/3) of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

     7.7. REMEDIES; DELAYS OR OMISSIONS.

          (a) All remedies, either under this Agreement, the Related Agreements, the Restated Certificate, by law, or otherwise afforded to any party, shall be cumulative and not alternative. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

          (b) It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Certificate or any waiver on such party's part of any provisions or conditions of the Agreement, the Related Agreements, or the Restated Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing.

     7.8. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to each Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

     7.9. EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The Company shall, at the Closing, reimburse the reasonable legal fees (not to exceed $5,000 per Purchaser) incurred by the Purchasers in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     7.10 ATTORNEYS' FEES. [INTENTIONALLY OMITTED]

     7.11 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     7.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.13 BROKER'S FEES. Except for obligations set forth in Schedule 7.13, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.13 being untrue.

     7.14 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any Person other than the Company and its officers and directors and the Founders, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any other Purchaser shall be liable to such Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby.

     7.15 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

     7.16 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                               PURCHASERS:

NETLIBRARY, INC.                       ABC-CLIO
1033 Walnut Street, Suite 200
Boulder, CO 80302
                                       By:   /s/ RONALD J. BOEHM
                                          --------------------------------------
By: /s/ T R SCHIEWE                    Name:  Ronald S. BOEHM
   --------------------------------    Title: CEO
Name:  Timothy Schiewe
Title: President

FOUNDERS:                              BAIN CAPITAL FUND VI, L.P.

/s/ F. CLARK ELLIS                     By: Bain Capital Partners VI, L.P.,
-----------------------------------        its General Partner
F. Clark Ellis
                                       By: Bain Capital Investors VI, Inc.,
                                           its General Partner
/s/ HENRY VELLANDI
-----------------------------------
Henry Vellandi                             By: /s/ JOSHUA BERENSTEIN
                                              ----------------------------------
                                           Name:  Joshua Berenstein
/s/ TIMOTHY R. SCHIEWE                     Title: Managing Director
-----------------------------------
Timothy R. Schiewe

PURCHASERS:

BROOKSIDE CAPITAL PARTNERS                    SANKATY HIGH YIELD ASSET
FUND, L.P.                                    PARTNERS, L.P.

By: /s/ DOMENIC FERRANTE                      By: /s/ JOSHUA BERENSTEIN
   ------------------------------                -------------------------------
Name:  Domenic Ferrante                       Name:  Joshua Berenstein
Title: Managing Director                      Title: Managing Director



PEP INVESTMENTS PTY LTD                       BCIP ASSOCIATES II

By: Bain Capital, Inc.,                       By: Bain Capital, Inc.,
    its attorney-in-fact                          its Managing Partner

    By:  /s/ JOSHUA BERENSTEIN                By: /s/ JOSHUA BERNSTEIN
       --------------------------               ---------------------------
    Name:  Joshua Berenstein                     Name:   Joshua Berenstein
    Title: Managing Director                     Title:  Managing Director


BCIP ASSOCIATES II-B
By:  Bain Capital, Inc.,                        /s/ NAVEE JAIN
     its Managing Partner                     ----------------------------------
                                              NAVEEN JAIN

By:  /s/ JOSHUA BERENSTEIN                      /s/ PETER BEHRENDT
   ------------------------------             ----------------------------------
Name:   Joshua Berenstein                     PETER BEHRENDT
Title:  Managing Director



BERGER NEW GENERATION                       . LDIG NL, INC.
FUND, A SERIES OF THE
BERGER INVESTMENT
PORTFOLIO OF TRUSTS

By: /s/ MARK S. SUNDENHUSE                    By: /s/ CRAIG ENENSTEIN
   ------------------------------                -------------------------------
Name:  Mark S. Sundenhuse                     Name:   Craig Enenstein
Title: Sr. V.P., Part Mgr.                    Title:  Vice President

PURCHASERS:

PEARL STREET TRUST                            BOWANA FOUNDATION

By: /s/ SCOTT A. BECK                        By: /s/ ERIC SWANSON
   ------------------------------               -------------------------------
Name: Scott A. Beck                          Name: Eric Swanson
Title: President, CEO                        Title: President


                                              THE MCGRAW-HILL
                                              COMPANIES, INC.

 /s/ SHARON MAGNESS                           By: /s/ ROBERT J. BAHASH
---------------------------------                -------------------------------
SHARON MAGNESS                                Name: Robert J. Bahash
                                              Title: Executive VP & CEO


 /s/ RAJ MEHRA                                /s/ LLOYD RUTH
---------------------------------             ----------------------------------
RAJ MEHRA                                     LLOYD RUTH


 /s/ TIM COLLINS
---------------------------------
TIM COLLINS



REPERTOIRE CAPITAL
VENTURES RLLLP

By: /s/ KARL M. FRIEDMAN
   ------------------------------
Name: Karl M. Friedman
Title: Gen. Ptnr.

WPG NETWORKING FUND, LP                       WPG SOFTWARE FUND, LP

By: Weiss, Peck & Greer, LLC,                 By: Weiss, Peck & Greer, LLC,
    its General Partner                           its General Partner

By: /s/ RICHARD POLLACK                       By: /s/ RICHARD POLLACK
   ------------------------------                -------------------------------
   Member                                        Member



WPG INSTITUTIONAL                             WPG INSTITUTIONAL
NETWORKING FUND, LP                           SOFTWARE FUND, LP

By: Weiss, Peck & Greer, LLC,                 By: Weiss, Peck & Greer, LLC,
    its General Partner                           its General Partner

By: /s/ RICHARD POLLACK                       By: /s/ RICHARD POLLACK
   ------------------------------                -------------------------------
   Member                                        Member



WPG RAYTHEON                                  WPG RAYTHEON
NETWORKING FUND, LP                           SOFTWARE FUND, LP

By: Weiss, Peck & Greer, LLC,                 By: Weiss, Peck & Greer, LLC,
    its attorney-in-fact                          its attorney-in-fact

By: /s/ RICHARD POLLACK                       By: /s/ RICHARD POLLACK
   ------------------------------                -------------------------------
   Member                                        Member



EBSCO INDUSTRIES, INC.                      FOLLETT CORPORATION

By: /s/ RICHARD L. BOZZELLI                   By: /s/ KENNETH J. HULL
   ------------------------------                -------------------------------
Name: Richard L. Bozzelli                     Name: Kenneth J. Hull
Title: Vice President & CFO                   Title: Chairman/CEO



HOUGHTON MIFFLIN                            PARKER & SON LIMITED

By: /s/ NADER F. DAREHSHORI                   By: /s/ TIM EUSTACE
   -------------------------------               -------------------------------
Name: Nader F. Darehshori                     Name: Tim Eustace
Title: Chairman, President and CEO            Title: Director/Secretary

MARCEL DEKKER, INC.                           EPIXTECH, INC. (FORMERLY KNOW AS
                                              AMERITECH LIBRARY SERVICES)

By: /s/ DAVID DEKKER                          By: /s/ LANA PORTER
   ------------------------------                -------------------------------
Name: David Dekker                            Name: Lana Porter
Title: COO                                    Title: President & CEO



COMCAST INTERACTIVE CAPITAL, L.P.             BCI INVESTMENTS II, LLC

By: CIC Partners, LP, its general partner

    By: CIC Venture Management, LLC,          By: /s/ JEFFREY S. DE MOND
        its general partner                      -------------------------------
                                              Name: Jeffrey S. De Mond
                                              Title: Manager
         By: /s/ ABRAM E. PATLOVE
            ---------------------
         Name: Abram E. Patlove
         Title: Vice President